UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Check the appropriate box:
[   ]  	Preliminary Information Statement
[   ]  	Confidential - For Use of the Commission Only (as permitted
	by Rule 14a-5(d)(2))
[X]  	Definitive Information Statement


American IR Technologies, Inc.
(Name of Registrant as Specified in its Charter)


REGISTRANT
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1) Title of each class of securities to which transaction applies:

	(2) Aggregate number of securities to which transaction applies:

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	    to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee
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	(5) Total fee paid:



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AMERICAN IR TECHNOLOGIES, INC.
330 East Warm Springs Road
Las Vegas, Nevada 89119


Notice of Action by Written Consent of Shareholders to be Effective November 18, 2002

Dear Stockholder:

American IR Technologies, Inc. (the Company or ATLI) notifies our shareholders of record that stockholders holding a majority of the voting power plan to effect the following by written consent in lieu of a special meeting, to be effective November 18, 2002:

1.	Vote to amend ATLIs Articles of Incorporation to increase
	the number of shares of authorized common stock from 20,000,000 shares, par value $0.001 per share, to 150,000,000 shares and preferred stock from 5,000,000 shares, par value, to 30,000,000 shares;

2.	Vote to change the name of the Company from American IR Technologies, Inc.
	to American Product Corporation; and

3.	To transact such other business as may properly come before the Meeting
	and any adjournment or postponement thereof.

The Information Statement is first being mailed to stockholders of ATLI on or about October 29, 2002. Only beneficial stockholders of record at the close of business on October 29, 2002 will be entitled to receive the Information Statement. These actions will not be effective until November 18, 2002.
You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

/s/ Ronald A. Ryan
Ronald A. Ryan, Chief Executive Officer

Las Vegas, Nevada
November 8, 2002


AMERICAN IR TECHNOLOGIES, INC.
330 East Warm Springs Road
Las Vegas, Nevada 89119


INFORMATION STATEMENT

General Information

This information statement is being furnished to beneficial holders of the common stock of American IR Technologies, Inc. ATLI will bear the cost of preparing and sending out this information statement. Due to capital limitations, this information statement will be provided to beneficial shareholders of record as of October 29, 2002 via regular postal mail.
If you are not a beneficial shareholder of ATLIs common stock, management will provide you with a copy of this information statement upon written request.

Dissenters Right of Appraisal

The Nevada Revised Statutes does not provide for dissenters rights of appraisal in connection with the proposed action.

PROPOSAL I

INCREASE AUTHORIZED CAPITAL

ATLIs Articles of Incorporation, as currently in effect, authorizes
ATLI to issueup to 20,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The Company seeks approval to amend the Articles in order to increase the number of shares of common stock authorized for issuance under the Articles to a total of 150,000,000 shares. Additionally, the Company seeks approval to amend the Articles in order to increase the number of shares of preferred stock authorized for issuance under the Articles to a total of 30,000,000 shares. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Nevada Secretary of State.

The Board of Directors believes that it is in ATLIs and ATLIs stockholders' best interests to authorize the Amendment to the Articles to increase the availability of additional authorized but unissued capital stock to provide ATLI with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purposes.

The Board of Directors believes that the proposed increase in authorized capital will make a sufficient number of shares available, should ATLI decide to use its shares for one or more of such previously mentioned purposes or otherwise. ATLI reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of stock without further vote of the stockholders of ATLI, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of ATLI are then listed. Under ATLIs Articles, ATLIs stockholders do not have preemptive rights to subscribe to additional securities which may be issued by ATLI, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of ATLI in order to maintain their proportionate ownership of ATLIs stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In addition to the corporate purposes discussed above, the proposed
Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors.
For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of ATLI by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of ATLI and our stockholders.
The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed Amendment may limit the opportunity for ATLIs stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting ATLIs current management, including the current Board of Directors,to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of ATLIs business. However, the Board of Directors is not aware of any attempt to take control of ATLI and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

PROPOSAL II

CHANGE THE NAME OF THE COMPANY

The Board of Directors has recommended, and persons owning the majority of the voting power of ATLI intend, to file an amendment to the Articles of Incorporation to change the name of the Company to American Product Corporation. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Nevada Secretary of State.

The decision to change the name of the Company to American Product Corporation was based on the desire of management for the name of the Company to more accurately reflect the Company's broadened business purpose.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The following table shows how much ATLI common stock is owned as of October 29, 2002 by each Director, each executive officer and each beneficial shareholder. As of October 29, 2002,we are not aware of any other stockholders owning 5% or more of ATLIs common stock. The aggregate number of common shares issued and outstanding of ATLI as of October 29, 2002 was 19,984,107.

Name	Number of Shares Owned	Percent of Class

EXECUTIVE OFFICERS AND DIRECTORS

Ronald A. Ryan	6,003,000	30.04%

All officers and directors as a group	6,003,000	30.04%

5% OR GREATER SHAREHOLDERS

James A. Connolly III	1,000,000	5.00%
Gerald Peatz	1,113,208	5.57%

Additionally, the following table shows how much ATLI preferred stock is owned as of October 29, 2002 by each holder of preferred stock. The aggregate number of preferred shares issued and outstanding of ATLI as of October 29, 2002 was 4,945,680.

Name	Number of Shares Owned	Percent of Class

Class A Preferred Stock

Ronald A. Ryan	1,442,000	74.11%
Gerald Peatz	503,680	25.89%

Class B Preferred Stock

Ronald A. Ryan	1,000,0002	33.33%
R. A. Moss	2,000,0002	66.66%

Notes:

1.  Class A Preferred Stock, which hold the following characteristics:

	Cumulative with a stated dividend rate of 6%
	Two votes for each share
	Convertible into 1.6 shares of common stock per share of preferred stock after July 1, 2002 at the holder's request

2.  Class B Preferred Stock, which hold the following characteristics:

	Do not pay dividends
	Five votes for each share
	Convertible into two shares of common stock per share of preferred stock after January 31, 2002 at the holder's request.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Multiple shareholders sharing an address will receive only one annual report unless we receive contrary instructions from one or more of the security holders. We shall undertake to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.

Security holders may contact the Company at 330 East Warm Springs
Road, Las Vegas, Nevada 89119. The Company can also be reach via telephone at (702) 215-6455.


OTHER MATTERS

Management does not know of any business other than referred to in this information statement which may be considered at the meeting.
If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

American IR Technologies, Inc.
By order of the Board of Directors

/s/ Ronald A. Ryan
Ronald A. Ryan, Chief Executive Officer

Las Vegas, Nevada
November 8, 2002